Exhibit 99.3

AMENDED AND RESTATED OFFER LETTER AND RELOCATION AGREEMENT

THIS AMENDED AND RESTATED OFFER LETTER, RELOCATION GUIDELINES AND RELOCATION AGREEMENT (the “Agreement ”) is made effective as of March 31, 2010 (the “Effective Date”) between ENTROPIC COMMUNICATIONS, INC. (the “Company”) and Tom Lookabaugh (“Employee”). As of the Effective Date this Agreement amends, restates and supersedes in their entirety the employment offer letter between Employee and the Company dated April 21, 2009 and revised May 5, 2009 (the “Offer Letter”), the Relocation Agreement dated April 22, 2009 and revised May 5, 2009 and the Relocation Expense Guidelines dated April 21, 2009 and revised May 5, 2009 (the “Relocation Guidelines”).

RECITALS

A. Employee is presently employed as the Chief Technology Officer of the Company.

B. Employee and the Company desire to amend and restate the Offer Letter, Relocation Agreement and Relocation Expense Guidelines (together the “Prior Agreements”) in each case effective as of the Effective Date, to memorialize in writing their understanding regarding the terms of Employee’s continued employment and compensation with the Company, including the terms and conditions the expenses related to the Employee’s relocation and commuting expenses, as set forth herein.

AGREEMENT

In consideration of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.	EMPLOYMENT.

1.1.	Position. Employee will serve in a full-time capacity Chief Technology Officer working from the Company’s headquarters in San Diego, California. Employee will report to Patrick Henry, Chief Executive Officer. By signing this letter agreement, Employee represents and warrants to the Company that he is under no contractual commitments inconsistent with his obligations to the Company.

1.2.	Salary. Employee will be paid at a semi-monthly rate of $9,166.67 (or $220,000 annualized) payable in accordance with the Company’s standard payroll practices.

1.3.	Bonus.* Employee will be eligible for an annual bonus of up to thirty percent (30%) of Employee’s eligible earnings based on achievement of both corporate and individual performance and in accordance with the Company’s Management Bonus Plan. Employee’s eligibility under the 2009 Management Bonus Plan will begin the first of the month of the quarter following Employee’s date of hire, or if Employee starts on or before July 6, 2009, on Employee’s date of hire, and in either instance, the 2009 bonus will be prorated based on Employee’s eligible earning for the plan year. All bonus payments are made at the discretion of the Company and the Bonus Plan may be modified or cancelled by the Company.

1.4.	Employee Benefits. As a regular full-time employee of the Company, Employee will be eligible to participate in a number of Company-sponsored benefits in accordance with the terms of the Company’s benefit plans. In addition, Employee will be entitled to paid time off in accordance with the Company’s policy. The Company reserves the right to change or eliminate these benefits on a prospective basis at any time.

1.5.	Stock Options. In connection with the commencement of Employee’s employment, the Company will recommend that the Board of Directors grant Employee an option to purchase 300,000 (three hundred thousand) shares of the Company’s Common Stock with an exercise price equal to fair market value on the date of the grant. These option shares will vest over a four-year period with a 25% one-year cliff, in accordance with the standard option plan approved by the Board of Directors. Vesting will, of course, depend on Employee’s continued employment with the Company. The option will be a nonstatutory option and will be subject to the terms of the Company’s equity incentive plan and stock option agreement in effect on the date of grant.

2.	RELOCATION.

2.1.	Relocation Expenses. The Company is prepared to assist Employee with the cost of Employee’s possible relocation to the San Diego area and commuting expenses from Employee’s principal place of residence to Employee’s work location in San Diego, CA. The Company will provide relocation assistance up to $100,000 (one hundred thousand dollars) gross if Employee relocates his primary residence from the Boulder, Co area to the San Diego, CA area on or before August 30, 2010 (“Relocation Expenses”). Relocation Expenses shall include reasonable costs of moving Employee, Employee’s dependents, Employee’s household goods, final move travel, home sale and purchase costs (sale of Employee’s home in the Boulder, CO area and/or purchase of a home in the San Diego area), and miscellaneous expenses related to final move. The Company will provide assistance with the cost of Employee commuting from Employee’s home in the Boulder, CO area to the Company’s headquarters in San Diego, CA, which may include expenses for coach air fare, temporary housing or hotel stays, rental car for Employee while in San Diego and airport parking costs up to a maximum of $7,000 (seven thousand dollars) per month (“Commuting Expenses”). For the period between Employee’s date of hire and December 31, 2009, the Commuting Expenses will be gross-up for tax purposes and may not exceed $7,000 (seven thousand dollars) per month including gross-up. Beginning January 1, 2010, should Employee not have relocated his principal place of residence to the San Diego, CA area, any Commuting Expenses will not be grossed and may not exceed $5,000 (five thousand dollars) per month. The budget available to Employee for all commuting expenses, including gross-up, is $150,000 (one hundred fifty thousand dollars). If Employee elects not to relocate his principal place of residence on or before August 30, 2010 Employee will forfeit the value of relocation assistance for the relocation of Employee’s principal place of residence, but retain any unused budget ($150,000 less any amounts paid for on Employee’s behalf or reimbursed to Employee for Relocation or Commuting Expenses) for Commuting Expenses, subject to the terms above, until such time as Employee (i) exhausts the $150,000 budget, (ii) relocates his principal place of residence to the San Diego, CA area or (iii) ceases employment with the Company for any reason. No Relocation or Commuting Expenses shall be eligible for reimbursement or payment on behalf of Employee during any periods of inactive employment.

2.2.	Relocation Expense Reimbursement. Receipts or other supporting documentation are required for reimbursement of all Relocation and Commuting Expenses. All expenses must be reasonable and receipts must be submitted within sixty (60) days of being incurred. If Employee meets the terms under the Internal Revenue Service Section 217, all reimbursements for Relocation Expenses, which may, by applicable law, be reimbursed to Employee without a requirement that Employee pay taxes on the reimbursed amounts, shall be reimbursed to Employee on a non-tax basis. Any amounts received by Employee for Relocation Expenses which, by law, must be reimbursed as taxable income will be reported as taxable income to Employee in the year received as required by applicable law and Employee will be responsible for payment of all applicable income tax due in connection with such expenses directly paid for by the Company or reimbursed to Employee by the Company. Beginning January 1, 2010 Commuting Expenses will be treated as business expenses so long as they are within the terms defined above, continue to be eligible business expenses as defined by the IRS and comply with all Company travel and expense policies.

2.3.

Relocation and Termination of Employment. In the event that Employee voluntarily terminates Employee’s employment with the Company or the Company terminates Employee’s employment for Cause (as defined below) before the end of Employee’s first year of employment with the Company, Employee agrees to repay the Company on demand for 100% of the non-Commuting Expenses paid for on Employee’s behalf or reimbursed to Employee. Should Employee voluntarily terminate Employee’s employment with the Company or the Company terminate Employee’s employment for Cause after one (1) year of employment, but prior to the end of Employee’s third (3rd) year of employment with the Company, Employee agrees to repay the Company on demand on a pro-rata basis for non-Commuting Expenses. Specifically, the amount of the repayment due to the Company shall be reduced by 1/36th of the total Relocation Expenses paid for directly by the Company or reimbursed to Employee for each full month of Employee’s employment. Employee will earn 100% of the Relocation Expenses after thirty-six (36) months of active employment.

For the purposes of this Section 2.3, “Cause” shall mean only (a) Employee’s theft, dishonesty or falsification of any Company documents or records; (b) Employee’s improper use or disclosure of any confidential or proprietary information of the Company; (c) repeated negligence in the performance of Employee’s duties; (d) Employee’s breach of his fiduciary duty to the Company by unlawfully competing with the Company in violation of the Outside Activities Section; or (e) Employee’s conviction (or plea of guilty or nolo contendere) for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude. Notwithstanding the above, the Company may not terminate Employee’s employment for Cause under Section 2.3 (c) or (d) above unless the Company has first given Employee written notice of the offending conduct and a thirty (30)-day opportunity to cure such conduct. Employee’s resignation at the request of the Chief Executive Officer or the Board of Directors for reasons other than Cause shall be deemed involuntary termination by the Company without Cause.

The terms and conditions of repayment for Relocation and Commuting Expenses are also detailed in the Relocation Agreement, attached as EXHIBIT A.

3.	GENERAL PROVISIONS.

3.1.	Legal Proof of Identity & Authorization to Work. As required by law, Employee’s employment with the Company is contingent upon Employee providing legal proof of identify and authorization to work in the United States within three (3) days of the beginning of your employment.

3.2.	Reference and Background Checks. This offer and Employee’s employment are contingent upon reference and background checks and the satisfactory completion of both. The reference check is complete to the Company’s satisfaction. The background check shall be processed upon receipt of the requisite personal information and release form required to process.

3.3.	Confidential Information and Invention Assignment Agreement. Like all Company employees, Employee will be required, as a condition of employment with the Company, to sign the Company’s standard Employee Innovations and Proprietary Rights Assignment Agreement in the form attached hereto as EXHIBIT B.

3.4.	Change of Control Agreement. The Company has entered into Change of Control Agreement with Employee, attached hereto as EXHIBIT C.

3.5.	At Will Employment. Employment with the Company is for no specific period of time. Employee’s employment with the Company will be “at will”, meaning that either Employee or the Company will be entitled to terminate Employee’s employment at any time and for any reason, with or without Cause. Any contrary representations, which may have been made to Employee, are superseded by this offer. This is the full and complete agreement between Employee and the Company on this term. Although Employee’s job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of Employee employment may only be changed in an express written agreement signed by Employee and a duly authorized officer of the Company with Board of Directors’ approval.

3.6.	Outside Activities. During Employee’s employment with the Company, Employee must not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company. Such work shall include, but is not limited to, directly or indirectly competing with the Company in any way, or acting as an officer, director, employee, consultant, stockholder (holding more than 1% of the entity’s outstanding shares), volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which the Company is now engaged or in which the Company becomes engaged during Employee’s employment with the Company, as may be determined by the Company in its sole discretion. If the Company believes such a conflict exists, the Company may ask Employee to choose to discontinue the other work or resign employment with the Company. While Employee renders services to the Company, Employee also will not assist any person or organization in competing with the Company, in preparing to compete with the Company, or in hiring any employees from the Company.

3.7.	Withholding Taxes. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

3.8.	Entire Agreement. This letter and the Exhibits attached hereto contain all of the terms of Employee’s employment with the Company and supersede any prior understandings or agreements, whether oral or written, between Employee and the Company.

3.9.	Amendment and Governing Law. This letter agreement may not be amended or modified except by an express written agreement signed by Employee and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by California law.

3.10.	Expense Reimbursement. The Company shall promptly reimburse Employee for all actual and reasonable business expenses incurred by Employee in connection with your employment, including, without limitation, expenditures for entertainment, travel, or other expenses, providing that (i) the expenditures are of a nature qualifying them as legitimate business expenses, and (ii) Employee furnishes to the Company adequate records and other documentary evidence reasonably required by the Company to substantiate the expenditures.

3.11.	Dispute Resolution. In the event of any dispute or claim relating to or arising out of the employment relationship between Employee and the Company, Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration, paid for by the Company, before JAMS under its then-existing rules for the resolution of employment disputes. The exclusive venue for the arbitration shall be San Diego, California. Any arbitration award may be entered in any court having competent jurisdiction. The prevailing party in any arbitration shall be entitled to an award of his or its reasonable attorney’s fees and expert witness costs in addition to any other relief awarded by the trier of fact.

3.12.	Severability. If any provision of this letter agreement shall be invalid or unenforceable, in whole or in part, the provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this letter agreement, as the case may require, and this letter agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated in this letter agreement as so modified or restricted, or as if the provision had not been originally incorporated in this letter agreement, as the case may be.

3.13.	Headings. Section headings in this letter agreement are for convenience only and shall be given no effect in the construction or interpretation of this letter agreement.

3.14.	Notice. All notices made pursuant to this letter agreement, shall be given in writing, delivered by a generally recognized overnight express delivery service, and shall be made to the principal place of business of the Company if you are giving notice to the Company and to your residence if the Company is giving you notice.

3.15.	Mitigation. Employee shall not have a duty to mitigate any breach by the Company of this Agreement.

3.16.	Entry Into This Agreement. This Agreement may be entered into by facsimile and in counterparts, all of which taken together shall be one agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMPLOYEE:		ENTROPIC COMMUNICATIONS, INC.

Signature:	/s/ Tom Lookabaugh	By:	/s/ Suzanne C. Zoumaras
	Tom Lookabaugh	Title:	Vice President, Human Resources

Address:	Address:	6290 Sequence Drive
San Diego, California 92121